EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cadence Design Systems, Inc.:
We consent to the incorporation by reference in the registration statement (Nos. 333-240302, 333-232761, 333-226294, 333-226293, 333-226292, 333-219432, 333-212669, 333-204278, 333-197579, 333-195771, 333-194102, 333-188452, 333-188449, 333-184595, 333-174202, 333-174201, 333-174200, 333-159486, 333-150948, 333-149877, 333-145891, 333-144972, 333-135003, 333-132754, 333-132753, 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330, 333-93609, 333-85591, 333-71717, 333-65529, 333-61029, 333-34599, 333-27109, and 333-18963) on Form S-8 of Cadence Design Systems, Inc. of our report dated February 24, 2020, with respect to the consolidated balance sheet of Cadence Design Systems, Inc. as of December 28, 2019, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 28, 2019, and the related notes (collectively, the consolidated financial statements), which report appears in the January 2, 2021 annual report on Form 10‑K of Cadence Design Systems, Inc.
Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board (“FASB”) Accounting Standards Update (ASU) 2016-02, Leases, as of December 30, 2018.

/s/ KPMG LLP
Santa Clara, California
February 22, 2021